As filed with the Securities and Exchange Commission on November 8, 2002

Registration No. 333-101072

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Insignia Solutions plc

(Exact name of Registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41300 Christy Street	The Mercury Centre, Wycombe Lane
Fremont, California 94538	Wooburn Green
United States of America	High Wycombe, Bucks HP10
(510) 360-3700	United Kingdom
(44) 1628-539500

(Addresses of Principal Executive Offices)

U.K. Employee Share Option Scheme 1996

1995 Incentive Stock Plan for U.S. Employees

(Full title of the plans)

Richard M. Noling

Chief Executive Officer,

Acting Chief Financial Officer and Secretary

Insignia Solutions plc

41300 Christy Street

Fremont, California 94538

(Name and address of agent for service)

(510) 360-3700

(Telephone number, including area code, of agent for service)

Copy to:

Mark A. Medearis

Venture Law Group

A Professional Corporation

2775 Sand Hill Road

Menlo Park, California 94025

(650) 854-4488

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Registrant hereby amends Exhibit 23.3 of Registrant’s Form S-8 Registration Statement (Registration Number 333-101072, filed with the Commission on November 7, 2002) in its entirety in the form attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 8, 2002.

INSIGNIA SOLUTIONS plc

By:	/s/ Richard M. Noling
Richard M. Noling Chief Executive Officer, Acting Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Noling	Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	November 8, 2002
Richard M. Noling

* Nicolas, Viscount Bearsted	Director	November 8, 2002
Nicholas, Viscount Bearsted

* Vincent S. Pino	Director	November 8, 2002
Vincent S. Pino

* David G. Frodsham	Director	November 8, 2002
David G. Frodsham

* John C. Fogelin	Director	November 8, 2002
John C. Fogelin

* By:	/s/ Richard M. Noling
Richard M. Noling Attorney-in-Fact